Exhibit Q
                                                                  Page 1 of 4

68482

                                  SUB-ITEM 77Q3

                              MFS SERIES TRUST III

(a)(i) Based upon their evaluation of the registrant's disclosure controls and procedures as conducted within 90 days of the filing date of this report, the registrant's chief financial officer and chief executive officer have concluded that those disclosure controls and procedures provide reasonable assurance that the material information required to be disclosed by the registrant in the reports it files or submits under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is recorded, processed, summarized and reported in substantial compliance with the 1934 Act and the Commission's rules and forms thereunder.

(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their last evaluation.

(iii)    Certifications

     I, Richard M. Hisey, certify that:

1.       I have reviewed this report on Form N-SAR of MFS Series Trust III;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
                                                                Exhibit Q
                                                                Page 2 of 4

b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 27, 2003

                            _/s/ RICHARD M. HISEY___

                                                     Richard M. Hisey
                                                     Chief Financial Officer

                                                                    Exhibit Q
                                                                  Page 3 of 4

                                          SUB-ITEM 77Q3

                              MFS SERIES TRUST III

   (iii) Certifications (continued)

     I, John W. Ballen, certify that:

     1.  I have reviewed this report on Form N-SAR of MFS Series Trust III;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

            a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

                                                           Exhibit Q
                                                                Page 4 of 4

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 27, 2003



                            /s/ JOHN W. BALLEN_______

                                                     John W. Ballen
                                                     Chief Executive Officer

This page being filed for
MFS Series Trust III, MFS High Income Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $67,731
Class B           $35,483
Class C           $12,678
Class I                    $1,770
Class R           $0
Class 529A                 $1
Class 529B                 $0
Class 529C                 $1

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.34
Class B           $0.31
Class C           $0.31
Class I                    $0.35
Class R           $0.03
Class 529A                 $0.16
Class 529B                 $0.15
Class 529C                 $0.15

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           218,273
Class B                    116,630
Class C           51,860
Class I                    7,498
Class R           11
Class 529A                 15
Class 529B                 9
Class 529C                 12

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $3.52
Class B           $3.53
Class C           $3.54
Class I                    $3.52
Class R           $3.52
Class 529A                 $3.52
Class 529B                 $3.52
Class 529C                 $3.53
This page being filed for
MFS Series Trust III, MFS Municipal High Income Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $64,080
Class B           $19,685
Class C           $3,363

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.50
Class B           $0.43
Class C           $0.41

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           129,354
Class B                     43,756
Class C              8,797

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $8.12
Class B           $8.13
Class C           $8.13

This page being filed for
MFS Series Trust III, MFS High Yield Opportunities Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $4,957
Class B           $5,003
Class C           $2,356
Class I                    $124
Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.66
Class B           $0.61
Class C           $0.61
Class I                    $0.68
Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           10,722
Class B                     10,911
Class C              5,780
Class I                          378
Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $6.61
Class B           $6.63
Class C           $6.60
Class I                    $6.64